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                                                                    EXHIBIT 23.1



                     CONSENT OF INDEPENDENT PUBLIC AUDITORS



As independent public auditors, we hereby consent to the incorporation by reference of our report dated March 14, 2003, included in this Form 10-K for the year ended December 31, 2002, into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-53129, 333-57785, 333-75633 and 333-32580) and Form S-8 (Nos. 33-31407, 33-37402, 33-53442, 33-59721, 33-59723,
33-63817, 333-04059, 333-25201, 333-26255, 333-32557, 333-36131, 333-53961,
333-31092, 333-48758, 333-97403, 333-102330 and 333-103758).






                                            /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP



Houston, Texas
March 14, 2003